================================================================================

As filed with the Securities and Exchange Commission on October 28, 1998

                                                           File No. 333 -

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                                   ----------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               OBJECT DESIGN, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)


         DELAWARE                                            02-0424252
         --------                                            ----------
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                            dentification No.)


25 MALL ROAD, BURLINGTON, MASSACHUSETTS                        01803
---------------------------------------                        -----
(Address of principal executive offices)                     (Zip Code)


                1996 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                       1997 NONQUALIFIED STOCK OPTION PLAN
                -------------------------------------------------
                            (Full title of the plans)

                                Robert N. Goldman
                      President and Chief Executive Officer
                               Object Design, Inc.
                                  25 Mall Road
                         Burlington, Massachusetts 01803
                                 (781) 674-5000
          ------------------------------------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

          Brian Greene, Esq.                          Julio E. Vega, Esq.
          General Counsel                             Bingham Dana LLP
          Object Design, Inc.                         150 Federal Street
          25 Mall Road                                Boston, MA 02110
          Burlington, MA 01803                        (617) 951-8000
          (781) 674-5000

================================================================================


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
--------------------------------------------------------------------------------------------
                                                              PROPOSED
TITLE OF                                    PROPOSED          MAXIMUM
SECURITIES                 AMOUNT           MAXIMUM           AGGREGATE        AMOUNT OF
TO BE                      TO BE            OFFERING PRICE    OFFERING         REGISTRATION
REGISTERED                 REGISTERED       PER SHARE         PRICE            FEE
--------------------------------------------------------------------------------------------
1996 Incentive and Nonqualified Stock Option Plan
-------------------------------------------------
Common Stock               1,000,000        $4.72 (1)         $4,720,000 (1)   $1,312 (1)
(par value $0.001)         shares

1997 Nonqualified Stock Option Plan
-----------------------------------
Common Stock               1,000,000        $4.72 (2)         $4,720,000 (2)   $1,312 (2)
(par value $0.001)         shares
--------------------------------------------------------------------------------------------

         (1) For additional shares issuable pursuant to stock options available for grant under the 1996 Incentive and Nonqualified Stock Option Plan at October 26, 1998, estimated pursuant to Rule 457 (c) and (h) based on an estimated exercise price of $4.72, which is the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation National Market System on October 26, 1998. Pursuant to a Registration Statement on Form S-8 (File No. 333-14741) previously filed by the Registrant on October 24, 1996, the Registrant also registered 2,700,000 shares of Common Stock issuable pursuant to the 1996 Incentive and Nonqualified Stock Option Plan. A filing fee in the amount of $9,858 was previously paid with respect to such shares.

         (2) For additional shares issuable pursuant to stock options available for grant under the 1997 Nonqualified Stock Option Plan at October 26, 1998, estimated pursuant to Rule 457 (c) and (h) based on an estimated exercise price of $4.72, which is the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation National Market System on October 26, 1998. Pursuant to a Registration Statement on Form S-8 (File No. 333-31521) previously filed by the Registrant on July 17, 1997, the Registrant also registered 2,500,000 shares of Common Stock issuable pursuant to the 1997 Nonqualified Stock Option Plan. A filing fee in the amount of $341 was previously paid with respect to such shares.

         Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus relating to the shares of Common Stock issuable pursuant to the 1996 Incentive and Nonqualified Stock Option Plan (the "1996 Plan") registered pursuant to this Registration Statement is a combined Prospectus that relates also to the shares of Common Stock issuable pursuant to the 1996 Plan registered pursuant to a Registration Statement on Form S-8 (File No. 333-14741) previously filed by the Registrant on October 24, 1996.

         Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the Prospectus relating to the shares of Common Stock issuable pursuant to the 1997 Nonqualified Stock Option Plan (the "1997 Plan") registered pursuant to this Registration Statement is a combined Prospectus that relates also to the shares of Common Stock issuable pursuant to the 1997 Plan registered pursuant to a Registration Statement on Form S-8 (File No. 333-31521) previously filed by the Registrant on July 17, 1997.

                                EXPLANATORY NOTE


         On October 24, 1996, Object Design, Inc. (the "Company") filed a Registration Statement on Form S-8 (File No. 333-14741) (hereinafter, the "1996 Plan Registration Statement") for purposes of effecting the registration under the Securities Act of 1933, as amended (the "Securities Act"), of, among other shares, 2,700,000 shares of common stock, par value $0.001 per share ("Common Stock"), issuable by the Company pursuant to its 1996 Incentive and Nonqualified Stock Option Plan (the "1996 Plan"). Subsequently, the Company amended the 1996 Plan for the purpose of increasing the aggregate number of shares of Common Stock subject to issuance under the 1996 Plan, as amended, from 2,700,000 to 3,700,000.

         On July 17, 1997, the Company filed a Registration Statement on Form S-8 (File No. 333-31521) (hereinafter, the "1997 Plan Registration Statement") for purposes of effecting the registration under the Securities Act of, among other shares, 1,500,000 shares of Common Stock issuable by the Company pursuant to its 1997 Nonqualified Stock Option Plan (the "1997 Plan"). Subsequently, the Company amended the 1997 Plan for the purpose of increasing the aggregate number of shares of Common Stock subject to issuance under the 1997 Plan, as amended, from 1,500,000 to 3,500,000.

         This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of (i) the additional 1,000,000 shares of Common Stock subject to issuance upon exercise of stock options that may be granted under the 1996 Plan at any time or from time to time after the date hereof under the 1996 Plan and (ii) the additional 1,000,000 shares of Common Stock subject to issuance upon exercise of stock options that may be granted under the 1997 Plan at any time or from time to time after the date hereof under the 1997 Plan. Pursuant to General Instruction E to Form S-8, the Registrant hereby incorporates herein by reference the contents of the 1996 Plan Registration Statement and the 1997 Plan Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) the contents of the registration of the 1996 Incentive and Nonqualified Stock Option Plan of Object Design, Inc. (the "Company" or the "Registrant") on Form S-8, SEC file number 333-14741, as filed with the Commission on October 24, 1996; and

         (b) the contents of the Company's registration of its 1997 Nonqualified Stock Option Plan on Form S-8, SEC file number 333-31521, as filed with the Commission on July 17, 1997.

         (c) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Commission on March 31, 1998; and

         (d) the Company's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1998 and June 30, 1998, as filed with the Commission on May 15, 1998 and August 13, 1998 respectively.

         All documents subsequently filed by the Company pursuant to Sections 13
(a), 13 (c), 14 and 15 (d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

4.1 Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-05241).

4.2 Amended and Restated By-laws of the Company. Incorporated by reference to Exhibit 3.5 to the Registrant's Registration Statement on Form S-1 (File No. 333-05241).

4.3 Specimen certificate for Common Stock of the Company. Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-05241).

5.1      Opinion of Counsel

23.1     Consent of Independent Accountants

23.2     Consent of Counsel (included in Exhibit 5.1)

24.1     Power of Attorney (contained on the signature page)

99.1     First  Amendment to the 1996  Incentive and  Nonqualified  Stock Option
         Plan

99.2     First Amendment to the 1997 Nonqualified Stock Option Plan

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Massachusetts, on this 28th day of October, 1998.

                                       OBJECT DESIGN, INC.

                                       By: /s/ Robert N. Goldman
                                          -------------------------
                                          Robert N. Goldman
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert N. Goldman, Justin J. Perreault and Lacey P. Brandt, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE                               DATE
---------                                   -----                               ----

/s/ Robert N. Goldman                       President and Chief                 October 28, 1998
----------------------------                Executive Officer
Robert N. Goldman                           (Principal Executive
                                            Officer) and Director

/s/ Lacey P. Brandt                         Chief Financial Officer             October 28, 1998
----------------------------                and Treasurer (Principal
Lacey P. Brandt                             Financial Officer and
                                            Principal Accounting
                                            Officer)

/s/ Gerald B. Bay                           Director                            October 28, 1998
----------------------------
Gerald B. Bay

/s/ Arthur J. Marks                         Director                            October 28, 1998
----------------------------
Arthur J. Marks

/s/ Kevin J. Burns                          Director                            October 28, 1998
----------------------------
Kevin J. Burns

/s/ Steven C. Walske                        Director                            October 28, 1998
----------------------------
Steven C. Walske

/s/ David A. Litwack                        Director                            October 28, 1998
----------------------------
David A. Litwack


                                  EXHIBIT INDEX

EXHIBIT
  NO.                                 DESCRIPTION
-------                               -----------

 4.1 Amended and Restated Certificate of Incorporation. Incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 333-05241).

 4.2           Amended and  Restated  By-laws of the  Company.  Incorporated  by
               reference  to  Exhibit  3.5  to  the  Registrant's   Registration
               Statement on Form S-1 (File No. 333-05241).

 4.3           Specimen   certificate   for   Common   Stock  of  the   Company.
               Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-05241).

 5.1           Opinion of Counsel

 23.1          Consent of Independent Accountants

 23.2          Consent of Counsel (included in Exhibit 5.1)

 24.1          Power of Attorney (contained on the signature page)

 99.1          First  Amendment to the 1996  Incentive  and  Nonqualified  Stock
               Option Plan

 99.2          First Amendment to the 1997 Nonqualified Stock Option Plan